SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report:  February 28, 2008

(Date of earliest event reported)

First Regional Bancorp

(Exact name of registrant as specified in its charter)

California	000-10232	95-3582843
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Century Park East, Suite 800
Los Angeles, California 90067

(Address of principal executive offices, including zip code)

(310) 552-1776

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events

During July 2005, the issuer announced that, as a result of an examination by the Federal Deposit Insurance Corporation (FDIC) and the California Department of Financial Institutions (DFI) of the issuer’s subsidiary, First Regional Bank (the Bank), the Bank had identified certain deficiencies and other concerns principally relating to the Bank Secrecy Act (BSA).  At the same time, the Bank noted that it had taken corrective action directed toward achieving full compliance with BSA and addressing the other concerns so identified.  The Bank further noted that it believed that the Bank’s corrective action had addressed the majority of such concerns.  The Bank later announced that it had entered into an informal agreement with the FDIC and DFI with respect to such corrective action.

At the conclusion of an examination by the FDIC and DFI of the Bank in 2007, the FDIC and DFI noted that the Bank had satisfactorily addressed the specific BSA concerns previously identified which were the subject of the informal agreement.  However, at the same time, the FDIC focused on a previously unidentified BSA concern relating to the Bank’s program of providing custodial services to individual retirement accounts (IRAs) administered by non-bank third parties.  While the Bank had operated this program for over 17 years, and such program had never previously been criticized by the Bank’s regulators, the FDIC now concluded that the Bank was not in full compliance with applicable BSA and custodial duties relating to such program.

As a result, First Regional announced in August 2007 that it intended to resign as custodian from all individual retirement accounts administered by non-bank third parties, expected to be completed during the first quarter of 2008.  While, as also previously announced, this will mean the loss of approximately $40 million in deposits, the Bank concluded that such action was advisable because the cost of performing enhanced BSA and custodial compliance work would render the business unprofitable.

Notwithstanding the fact that First Regional expects all such accounts to be terminated in the near future, the FDIC has requested that the Bank enter into a formal agreement, principally addressing the Bank’s BSA duties in connection with such third party administered retirement accounts.  While the Bank has questioned the need for such a formal agreement, the Bank has concluded that it is advisable for the Bank to enter into, rather than undertake a formal challenge to, the requested formal agreement, particularly in light of the imminent departure of all such accounts, which the Bank expects will completely resolve all associated BSA concerns.  While no financial penalties have been or are expected to be assessed in connection with the claimed deficiencies, and the issuer does not expect such development to have a material adverse monetary or other impact on its financial condition or results of operations, no assurance can be given that the FDIC will not require further action if the Bank fails to comply with the terms of the formal agreement or otherwise fails to correct the deficiencies identified.

As the issuer has previously noted, the third party administered IRA account program being terminated is separate and apart from the Bank’s Trust Administration Services

Division whereby the Bank (rather than non-bank third parties) provides administrative services on behalf of self-directed individual retirement accounts.

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical fact, included herein may constitute forward-looking statements.  Although First Regional believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from First Regional’s expectations include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which First Regional conducts its operations.

Statements made herein are made as of the date hereof only.  The Company shall have no obligation to update information and forward-looking statements presented herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2008

FIRST REGIONAL BANCORP

By:	/s/ Thomas E. McCullough
Thomas E. McCullough
Corporate Secretary